SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                           __________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 9, 2002



                              ELSINORE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



              001-07831                             88-0117544
      (Commission File Number)                   (I.R.S. Employer
                                                Identification No.)


                               202 Fremont Street
                             Las Vegas, Nevada 89101
               (Address of Principal Executive Offices) (Zip Code)



                                 (702) 385-4011
                         (Registrant's telephone number,
                              including area code)



Item 5.    Other Events.

     On April 5, 2002, Elsinore Corporation's wholly-owned subsidiary, Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino, amended the asset purchase agreement that it entered into on March 14, 2002 with SummerGate, Inc. The asset purchase agreement, which provides for the sale of substantially all of the Four Queens' assets to SummerGate, was amended to, among other things, extend the termination date to June 30, 2002, and reduce the $22 million purchase price to approximately $21.15 million (plus the value of cash on hand and the assumption of certain liabilities) if the sale of assets is consummated after May 7, 2002.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ELSINORE CORPORATION


Date:  April 9, 2002                    By:  /s/ Gina L. Contner
                                             Gina L. Contner
                                             Assistant Secretary and Principal
                                             Financial and Accounting Officer